UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2008

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2008, VIASPACE Inc. (the "Company") entered into a Stock Purchase Agreement (the "SPA") with La Jolla Cove Investors, Inc., a California corporation to purchase a total of 1,619,870 shares of the Company's common stock at a purchase price of $0.0463 per share in exchange for gross proceeds of $75,000. The shares of common stock sold by the Company in this sale are registered under an existing registration statement on Form S-3 (File No. 333-141979), which was declared effective by the SEC on June 12, 2007. A prospectus supplement was filed with the SEC on January 30, 2008 pursuant to Rule 424(b)(2).

A copy of the form of the SPA used in this sale was filed as Exhibit 10.1 to Form 8-K filed on November 2, 2007 and is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

January 30, 2008	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer